Exhibit A

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G/A is filed on behalf of each of the undersigned pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended; and that all subsequent amendments to this statement on Schedule 13G/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

DATED: June 8, 2026

8i Capital Limited

By:	/s/ Tan Meng Dong (James)
Name:	Tan Meng Dong (James)
Title:	Director

Tan Meng Dong (James)

/s/ Tan Meng Dong (James)
Tan Meng Dong (James)